EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Miller Industries, Inc. of our reports dated March 8, 2023 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Miller Industries, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Miller Industries, Inc. for the year ended December 31, 2022

/s/ Elliott Davis, LLC

Chattanooga, Tennessee

June 6, 2023